Exhibit 99.1


NEWS (FOR IMMEDIATE RELEASE)

CONTACT:
TRINITY LEARNING CORPORATION
DOUGLAS COLE (510) 540-9300 (UNITED STATES)
1831 SECOND STREET
BERKELEY, CALIFORNIA 94710

STOCK SYMBOL (OTC: TTYL)

TRINITY LEARNING CORPORATION AND ITENSIL, INC., SIGN STRATEGIC PARTNERSHIP AGREEMENT

BERKELEY, CALIFORNIA, January 15, 2004. Trinity Learning Corporation ("Trinity Learning"), a publicly-held Utah Corporation, announced today that it has entered into a Strategic Development and Marketing Agreement
with Itensil, Inc.   Under the terms of the agreement, Trinity Learning and
Itensil will co-develop and market "Best_Learning_Now!," a software platform that can assist corporations and organizations to meet their workplace e-learning, training, and compliance needs.

The "Best_Learning_Now!" platform is designed to allow customers to blend learning and content management with best practice compliance. Trinity Learning intends to market "Best_ Learning Now!" to corporate customers through its existing sales subsidiaries around the world and through its newly formed global sales division, Trinity Learning International. "Best_Learning_Now!" is based on Itensil's "Best Practice Now" product, which is marketed by Itensil and its partners in other industry segments outside of learning, training, and education.

Edward-Patrick Mooney, President of Trinity Learning, stated, "We look forward to working with Itensil, Inc. on this exciting new product. We believe large companies and organizations around the world face challenges in managing training and compliance in a manner that enables consistent job performance among dispersed workgroups and project teams."

Keith Patterson, Chief Executive Officer of Itensil, said, "For some organizations, especially those dependent on process and collaboration, e-learning can sometimes fail to deliver strategic value. Fortunately, a next-generation learning technology has emerged in the enterprise market - workflow-based e-learning - which integrates learning into the execution of business processes. 'Best_ Learning_Now!' facilitates the creation and use of workflow-based learning and gives Trinity Learning a delivery platform that turns customers' intellectual property into usable know-how."



ABOUT ITENSIL, INC.

Itensil is a privately held corporation based in San Francisco, California. Itensil has developed a new class of business process management software that enables organizations to achieve cost reductions and competitive advantage through business process consistency, without depending on expensive and lengthy IT integration.

Itensil's web-based "Best Practice Now" software enables service provider partners (such as consultants, outsourcing vendors and software vendors) to deliver solutions that produce a fast ROI through immediate deployment, intuitive use, minimal resource investment, and ease of process change. Furthermore, it is priced to fit within existing engagement budgets, and provides a new source of recurring revenue.

ABOUT TRINITY LEARNING CORPORATION

Trinity Learning Corporation is a publicly-held Utah corporation (OTC:
TTYL) specializing in technology-enabled learning, training, education, and certification services to major customers in multiple global industries.
We are seeking to achieve market entry and increased penetration in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in strategic geographic markets and industry segments. During 2003 we acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. During 2004 we seek to acquire additional operating companies with established customer bases, proprietary learning systems or content. We are seeking to increase our market penetration and the breadth and depth of our products and services through acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices and other sales representation around the world.

FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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